UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2012

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

425 Martingale Road
Suite 2050
Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 2, 2012, Sparton Onyx, LLC, a Delaware limited liability company (“Sparton Onyx”) and wholly-owned subsidiary of Sparton Corporation, an Ohio corporation (“Sparton”), entered into a Unit Purchase Agreement (“Purchase Agreement”) with Everett Smith Group, Ltd. (“Everett Smith Group”), the owner of all outstanding limited liability company interests of Onyx EMS, LLC, a South Dakota limited liability company (“Onyx EMS”) whereby Sparton Onyx agreed to purchase all of the outstanding limited liability company interests of Onyx EMS for a purchase price of $43,250,000, subject to net working capital adjustments. The Purchase Agreements provides for a holdback equal to 10% of the purchase price for payment of the indemnification obligations and certain purchase price adjustments. In connection with the Purchase Agreement, Sparton Onyx will also enter into a Transition Services Agreement with Everett Smith Group and an Escrow Agreement with Everett Smith Group and JPMorgan Chase Bank, NA, as escrow agent. The closing of the unit purchase transaction (“Transaction”) is anticipated to be within 30 days (“Closing Date”).

The Purchase Agreement contains representations and warranties of the parties that are customary for a transaction of this type, which generally survive for a period of 18 months following the Closing Date, except for certain fundamental representations that survive indefinitely and certain representations and warranties that survive for the applicable statute of limitations. Certain of the representations and warranties may not be accurate or complete as of a specific date because they are subject to a contractual standard of materiality that may be different from the standard generally applied under the federal securities laws or were used for the purpose of allocating risk between Everett Smith Group and Sparton Onyx, rather than establishing matters as facts. Information concerning the subject matter of these representations and warranties may have changed since the execution date of the Purchase Agreement and may change as of or after the Closing Date, which changes may or may not be fully reflected in Sparton’s public disclosures. Accordingly, you should not rely on these representations and warranties as statements of fact. Furthermore, only the parties to the Purchase Agreement and the related agreements have the right to enforce the terms and provisions of the Purchase Agreement and/or related agreements, as applicable.

The Purchase Agreement contains customary covenants, agreements and closing conditions. For example, during the period commencing on the date of execution of the Purchase Agreement and ending on the Closing Date, Everett Smith Group must continue to operate its business in the ordinary course. Additionally, prior to the closing, each party will notify the other party as to any suit asserted against it that challenges the Transaction. Everett Smith Group must notify Sparton Onyx of any claim that may result in a material adverse effect or in the failure to satisfy a Closing condition. The Purchase Agreement also includes certain customary termination rights of the parties.

If the Transaction closes, (i) Everett Smith Group has agreed to indemnify Sparton Onyx and its affiliates (including Sparton), subject to certain limitations, for damages incurred as a result of or arising out of, among other things, breaches of Everett Smith Group’s representations, warranties or covenants; and (ii) Sparton Onyx has agreed to indemnify Everett Smith Group and its affiliates, subject to certain limitations, for damages incurred as a result of or arising out of breaches of Sparton Onyx’s representations, warranties or covenants.

The foregoing does not constitute a complete summary of the terms of the Purchase Agreement and reference is made to the complete form of Purchase Agreement and to the press release that are attached as Exhibit 10.1 and Exhibit 99.1. respectively, to this report and are hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Unit Purchase Agreement dated November 2, 2012 between Everett Smith Group, Ltd. and Sparton Onyx, LLC

Exhibit 99.1	Press release dated November 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: November 6, 2012	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Unit Purchase Agreement dated November 2, 2012 between Everett Smith Group, Ltd. and Sparton Onyx, LLC

Exhibit 99.1	Press release dated November 6, 2012.